UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2008

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement.

On February 26, 2008, pursuant to a stock purchase agreement and as part of its previously announced stock repurchase program, EIHI repurchased, in the aggregate, 500,000 shares of its common stock from Northaven Partners, L.P., Northaven Partners II, L.P., Northaven Partners III, L.P., and Northaven Offshore, Ltd at a purchase price of $16.50 per share. The closing price for EIHI’s common stock on the Nasdaq Global Market on February 26, 2008, was $16.53. Each of the Northaven entities are affiliates of Paul Burke who is a director of EIHI. After completion of the repurchase, the Northaven entities continue to hold 515,205 shares of EIHI common stock and Mr. Burke continues to serve on the board of directors of EIHI. The ability to repurchase a substantial block of stock at one time was attractive to EIHI because it has allowed EIHI to accelerate its stock repurchase program.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10 Stock Purchase Agreement dated February 26, 2008, among Eastern Insurance Holdings, Inc., Northaven Partners, L.P., Northaven Partners II, L.P., Northaven Partners III, L.P., and Northaven Offshore, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated:	February 28, 2008	By:	/s/ Kevin M. Shook
Kevin M. Shook Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10	Stock Purchase Agreement dated February 26, 2008, among Eastern Insurance Holdings, Inc., Northaven Partners, L.P., Northaven Partners II, L.P., Northaven Partners III, L.P., and Northaven Offshore, Ltd.